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                                                                      EXHIBIT 11

                AMERICAN MEDICAL HOLDINGS, INC. AND SUBSIDIARIES
                       COMPUTATIONS OF EARNINGS PER SHARE
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                       YEAR ENDED AUGUST 31,
                                                               -------------------------------------
                                                                 1993         1992          1991
                                                               ---------    --------    ------------
Simple:
  Net income (loss) before extraordinary loss................  $66,969      $109,618    $ (19,013)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
  Extraordinary loss on early extinguishment of debt.........  (25,431  )   (9,997  )      --
                                                               ---------    --------    ------------
  Net income (loss)..........................................  $41,538      $99,621     $ (19,013)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
    Average outstanding shares...............................   76,760      $76,645        50,698
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
    Simple net income (loss) per share.......................  $  0.87      $ 1.43      $   (0.38)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
  Extraordinary loss on early extinguishment of debt.........    (0.33  )    (0.13  )      --
                                                               ---------    --------    ------------
  Simple net income (loss) per share.........................  $  0.54      $ 1.30      $   (0.38)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
Primary:
  Net income (loss)..........................................  $41,538      $99,621     $ (19,013)
  Adjustment for interest on debentures and other
   adjustments, net of tax...................................      280         254            218
                                                               ---------    --------    ------------
  Net income (loss) for primary..............................  $41,818      $99,875     $ (18,795)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
  Average outstanding shares.................................   76,760      76,645         50,698
  Common stock equivalents assuming exercise of
   stock options.............................................      819         564            342
  Common stock equivalents assuming conversion of
   debentures................................................      210         210            210
                                                               ---------    --------    ------------
  Shares for primary.........................................   77,789      77,419         51,250
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
  Primary net income (loss) per share........................  $  0.54  (1) $ 1.29  (1) $   (0.37)(1)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
Fully-Diluted:
  Net income (loss) for primary..............................  $41,818      $99,875     $ (18,795)
  Adjustment for interest on debentures and other
   adjustments, net of tax...................................      527         494            469
                                                               ---------    --------    ------------
  Net income (loss) for fully-diluted........................  $42,345      $100,369    $ (18,326)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
  Shares for primary.........................................   76,789      77,419         51,250
  Common stock equivalents assuming additional conversions of
   debentures................................................      361         361            361
  Common stock equivalents assuming additional exercise of
   stock options.............................................      541           8            427
                                                               ---------    --------    ------------
  Shares for fully-diluted...................................   77,691      77,788         52,038
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------
  Fully diluted net income (loss) per share..................  $  0.54  (1) $ 1.29  (1) $   (0.35)(1)
                                                               ---------    --------    ------------
                                                               ---------    --------    ------------

- - - - ------------------------
(1) The calculations for primary loss per share and fully-diluted losses per share are submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces either an anti-dilutive result or no material effect on dilution.
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